TO: ALL HOLDERS OF KEYUAN PETROCHEMICALS, INC. ("KEYUAN") COMMON STOCK AS OF JULY 1, 2015 AND THEIR RESPECTIVE SUCCESSORS-IN-INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

PLEASE NOTE THAT THIS ACTION IS NOT A "CLASS ACTION" AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THIS ACTION.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and by Order of the United States District Court for the Southern District of New York, of the proposed settlement (the "Settlement") of the above-captioned consolidated shareholder derivative action (the "Derivative Action"). The terms of the Settlement of the Derivative Action are set forth in a Stipulation of Settlement dated July 1, 2015 (the "Stipulation"), and all capitalized terms herein shall have the same meanings as set forth in the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is attached to a Form 8-K that will be filed with the Securities and Exchange Commission ("SEC").

The Derivative Action was brought derivatively on behalf of Keyuan against certain current and former officers and directors of Keyuan for alleged breaches of fiduciary duties arising primarily out of transactions that were between Keyuan and related parties, almost all of which were made in 2009 and 2010 to entities owned or controlled by Defendant Chunfeng Tao, Keyuan's Chairman of the Board and Chief Executive Officer, and his affiliates and were undisclosed in the Keyuan's financial statements filed with the SEC. Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Derivative Action. The terms of the Settlement set forth in the Stipulation include the adoption by Keyuan of a number of corporate governance and compliance enhancements, such as putting in place a related-party transaction policy that: determines whether proposed related-party transactions are material; requires disclosure of proposed material related-party transactions to, and their approval of, Keyuan's Board of Directors (the "Board"); requires the Board to consider the fairness and purpose of proposed material related-party transactions and whether proposed material related-party transactions cause improper conflicts of interest in making the determination of whether to approve the proposed material related-party transactions; and requires the Board to disclose to Keyuan shareholders all material related-party transactions that have been entered by Keyuan. As set forth in the Stipulation, Derivative Plaintiff intends to apply for the Court's approval of an award of attorneys' fees and expenses in an amount of $190,000. In addition, the Derivative Counsel intend to apply for court approval of a service award to the Derivative Plaintiff in the amount of $1,000 to be paid out of the award of attorneys' fees and expenses, in recognition of the Derivative Plaintiff's participation and efforts in the prosecution of the Derivative Action. Settling Defendants have agreed not to oppose such applications.

A hearing on the Settlement (the "Settlement Hearing") will be held on OCTOBER 5, 2015, at 3:00 P.M., before United States District Judge Paul A. Crotty, in the United States District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007-1312 (the "Court"): (i) to determine whether the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate and in the best interests of Keyuan's shareholders; (ii) to determine whether a final judgment should be entered dismissing the Derivative Action as to all Defendants with prejudice and extinguishing and releasing any and all Released Claims (as defined in the Stipulation); and (iii) to determine, if the Court approves the Settlement and enters its final Judgment, whether it should grant Derivative Counsel's application for an award of attorneys' fees and expenses in an amount not exceeding $190,000. The date and location of the Settlement Hearing may be changed by the Court without further notice.

Any Current Keyuan Shareholder who wishes to be heard with respect to the Stipulation, the Settlement, the Judgment proposed to be entered herein, and/or the application for an award of attorneys' fees and expenses may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence that may be proper and relevant; *provided that* no later than fourteen (14) days prior to the Settlement Hearing, such Person submits to the Clerk of the Court, United States District Court, Southern District of New York, 500 Pearl Street, New York, New York 10007-1312: (a) a written notice of the intention to appear; (b) proof of ownership of Keyuan common stock as well as documentary evidence of when such stock ownership was acquired; (c) a detailed statement of the matters to be presented to the Court and the grounds therefore or the reasons why such Person desires to appear and to be heard; and (d) all documents and writings supporting such position. In addition, upon or before filing such papers with the Clerk of the Court, such papers shall be served by hand or overnight mail on the following counsel of record:

Timothy W. Brown
THE BROWN LAW FIRM, P.C.
127A Cove Road
Oyster Bay Cove, New York 11771
Tel: (516) 922-5427

Counsel for the Derivative Plaintiff

and

Robert D. Weber
DLA PIPER LLP (US)
2000 Avenue of the Stars
Suite 400 North Tower
Los Angeles, CA 90067
Tel: (310) 595-3009

Counsel for Nominal Defendant Keyuan

Attendance at the Settlement Hearing is not necessary for an objection to be considered by the Court; however, any Person wishing to be heard at the Settlement Hearing is required to state in his, her, or its written objection that he, she, or it intends to appear at the hearing. Any Person who fails to object in the manner prescribed above shall be deemed to have waived such objection(s) and shall be forever barred from raising such objection(s) or otherwise contesting the Settlement in this or any other action or proceeding.

This Notice does not purport to be a comprehensive description of the Derivative Action, the pleadings, the terms of the Settlement or Stipulation, or Settlement Hearing. For a more detailed statement of the matters involved in this litigation and Settlement, you may inspect the pleadings, the Stipulation, the Orders entered by the Court and other papers filed in the Derivative Action at the United States District Court, Southern District of New York, 500 Pearl Street, New York, New York 10007-1312, during regular business hours of each business day. Questions may be directed in writing to Timothy W. Brown, The Brown Law Firm, P.C., 127A Cove Road, Oyster Bay Cove, New York 11771.

DATED: AUGUST 4, 2015

BY ORDER OF THIS COURT
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

DO NOT CONTACT THE COURT
REGARDING THIS NOTICE